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                                                                   EXHIBIT 4.6




                          FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made and entered into as of November 26, 1996, between WASHINGTON MUTUAL, INC. (the "Company"), a corporation organized and existing under the laws of the state of Washington, and its successors and assigns (the "Issuer"), and HARRIS TRUST AND SAVINGS BANK, a banking corporation duly organized and existing under the laws of Illinois, as trustee, (the "Trustee"). Capitalized terms used in this Supplemental Indenture without definition have the meanings assigned to them in the Indenture.

                                    RECITALS

         The Company and the Trustee entered into an Indenture (the "Indenture") dated as of August 25, 1995, pursuant to which the Company issued its senior unsecured notes in the original principal amount of $150,000,000 (the "Notes").

         Pursuant to Section 902 of the Indenture, the Company and the Trustee may, subject to certain exceptions, with the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of each series affected, enter into one or more supplements to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of any such series.

         The Company desires to amend certain provisions of the Indenture and has obtained the consent of at least 66-2/3% in principal amount of the Notes to such amendments.

         Accordingly, the Company and the Trustee agree as follows:

                                  ARTICLE ONE
                                   AMENDMENTS

         SECTION 101. The following definitions of Section 101 of the Indenture are amended in their entirety to read as follows:
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                 "Restricted Subsidiary" means (a) Washington Mutual Bank
         ("WMB"), and Washington Mutual Bank fsb ("WMFSB") and any successor to any of the foregoing entities and (b) any other Subsidiary that (i) is a depository institution (as defined in 12 U.S.C. Section 1461
         (b)(1)(A)), a consumer finance company, a mortgage company, an insurance company, a trust company, an investment advisor or a securities broker-dealer, or that is otherwise primarily engaged in the business of providing financial services or in a business that may be engaged in by a Washington state chartered savings bank (as defined in RCW 32.04.020) or a federal savings association (as defined in 12 U.S.C. Section 1462(5)) or a subsidiary of any of them and (ii) is designated by the Company, in its sole discretion, as a "Restricted Subsidiary" pursuant to a supplemental indenture.

                 "Subsidiary" means any Corporation of which, at the time of determination, the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the outstanding shares of voting stock or other outstanding equity interests entitled to vote.

         SECTION 102. Section 902 of the Indenture is amended in its entirety to read as follows:

                 Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company as permitted by the terms of this Indenture, and the assumption by any such successor of the due and punctual payment of the principal and interest on all of the Securities and of the covenants of the Company herein and in the Securities contained; or

                 (2) to add to the covenants of the Company, for the benefit of the Holders of Securities of any series, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

                 (3) to provide for the issuance under this Indenture of Securities in bearer form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities for Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose; or

                 (4) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provisions nor (B) modify the right of the Holder of any such Security with respect





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         to such provision or (ii) shall become effective only when there are no such Securities Outstanding; or

                 (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not materially adversely affect the interest of the Holders of Outstanding Securities of any series; or

                 (6) to establish the form or terms or Securities of any series pursuant to Section 201 or 301; or

                 (7) to add an event that will be an Event of Default under Section 501; or

                 (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture necessary to provide for more than one Trustee; or

                 (9) to designate any Subsidiary of the Company as a Restricted Subsidiary.

         Any supplemental indenture authorized by the provisions of this
Section 901 may be executed by the Company and the Trustee without the consent of the Holders of Outstanding Securities of any series, notwithstanding any of the provisions of Section 902.

         SECTION 103. Section 1008 of the Indenture is amended in its entirety to read as follows:

                 The Company will not directly or indirectly sell, assign, transfer, or otherwise dispose of any shares of capital stock of a Restricted Subsidiary or any securities convertible into shares of capital stock of a Restricted Subsidiary and it will not permit a Restricted Subsidiary to issue any shares of its capital stock or any securities convertible into shares of its stock, except for sales, assignments, transfers, other dispositions or issuances: (i) which are for the purpose of qualifying a person to serve as a director;
         (ii) the proceeds of which (a) are received in cash or cash equivalents in an amount equal to the fair market value of such stock or securities (determined by management in good faith and on a reasonable basis) and (b) within 90 days thereof, are invested in such a manner that the consolidated assets of the Restricted Subsidiaries and any successor to any of the foregoing entities account for at least 80% of the consolidated assets of the Company, determined as of the end of the most recent fiscal quarter of the Company; or (iii) to the Company or any Restricted Subsidiary.

                 The Company will not permit a Restricted Subsidiary to (a) merge or consolidate with or into any Person unless, immediately after giving effect to such merger or





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         consolidation, (i) the survivor of such merger or consolidation is a
         Restricted Subsidiary or the Company, and (ii) the consolidated assets of the Restricted Subsidiaries and any successor to any of the foregoing entities account for at least 80% of the consolidated assets of the Company; or (b) sell, convey or transfer all or substantially all of its properties or assets, except (i) to the Company or a Restricted Subsidiary, or (ii) if, within 90 days of such sale, conveyance or transfer, the proceeds thereof are invested in such a manner that the consolidated assets of the Restricted Subsidiaries and any successor to any of the foregoing entities account for at least 80% of the consolidated assets of the Company, determined as of the end of the most recent fiscal quarter of the Company.

                                  ARTICLE TWO
                                 MISCELLANEOUS

         SECTION 201.  Ratification.

                 Except as expressly modified by the foregoing, the terms and conditions of the Indenture are hereby ratified and reaffirmed by the parties hereto and shall continue in full force and effect.

         SECTION 202.  Governing Law.

                 This Supplement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 203.  Counterparts.

                 This Supplement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         The parties hereto have caused this Supplement to be duly executed, as of the date and year set forth above.

                                        WASHINGTON MUTUAL, INC.

                                        By:  ______________________________
                                        Its: ______________________________



                                        HARRIS TRUST AND SAVINGS BANK

                                        By:  ______________________________
                                        Its: ______________________________





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                         SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made and entered into as of January 6, 1997, between WASHINGTON MUTUAL, INC. (the "Company"), a corporation organized and existing under the laws of the state of Washington, and its successors and assigns, and HARRIS TRUST AND SAVINGS BANK, a banking corporation duly organized and existing under the laws of Illinois, as trustee, (the "Trustee"). Capitalized terms used in this Supplemental Indenture without definition have the meanings assigned to them in the Indenture.

                                    RECITALS

         The Company and the Trustee entered into an Indenture dated as of August 25, 1995 as hereafter amdended and supplemented, (the "Indenture") pursuant to which the Company issued its senior unsecured notes in the original principal amount of $150,000,000 (the "Notes").

         The Company and the Trustee entered into a supplemental indenture (the "First Supplemental Indenture") dated November 26, 1996, pursuant to which certain provisions of the Indenture were amended.

         Pursuant to Section 901(9) of the Indenture, the Company and the Trustee may, without the consent of the Holders, designate any Subsidiary of the Company meeting certain requirements a "Restricted Subsidiary" under the Indenture.

         The Company desires to designate American Savings Bank, F.A. a Restricted Subsidiary as that term is defined in Section 101 of the Indenture. American Savings Bank, F.A. is a federally chartered savings association and accordingly satisfies the requirements of a Restricted Subsidiary under the Indenture.

         Accordingly, the Company and the Trustee agree as follows:
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                                  ARTICLE ONE
                                   AGREEMENT

         SECTION 101. The Company hereby designates American Savings Bank, F.A. a Restricted Subsidiary of the Company as that term is defined in Section 101 of the Indenture, and as that term is used throughout the Indenture.


                                  ARTICLE TWO
                                 MISCELLANEOUS

         SECTION 201.  Ratification.

                 Except as expressly modified by the foregoing, the terms and conditions of the Indenture are hereby ratified and reaffirmed by the parties hereto and shall continue in full force and effect.

         SECTION 202.  Governing Law.

                 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 203.  Counterparts.

                 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         The parties hereto have caused this Supplemental Indenture to be duly executed, as of the date and year set forth above.


                                        WASHINGTON MUTUAL, INC.


                                        By_____________________________
                                        Its____________________________



                                        HARRIS TRUST AND SAVINGS BANK


                                        By_____________________________
                                        Its____________________________